UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 19, 2015

BRAZIL MINERALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-55191	39-2078861
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

155 North Lake Avenue, Suite 800
Pasadena, CA 91101
 (Address of principal executive offices, including zip code)

(213) 590-2500
(Registrant’s telephone number, including area code)

Not applicable
(Former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Our disclosure and analysis in this Current Report on Form 8-K contains some forward-looking statements. Statements that are predictive in nature, that depend upon or refer to future events or conditions or that include words such as "expects," "anticipates," "intends," "plans," "believes," "estimates" and similar expressions are forward-looking statements. Although we believe that these statements are based upon reasonable assumptions, they are subject to several risks and uncertainties.

Investors are cautioned that our forward-looking statements are not guarantees of future performance and the actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for the forward-looking statements that relate to future financial results and other projections, actual results will be different due to the inherent uncertainty of estimates, forecasts and projections and may be better or worse than projected. Given these uncertainties, you should not place any reliance on these forward-looking statements. These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We expressly disclaim a duty to provide updates to these forward-looking statements, and the estimates and assumptions associated with them, after the date of this filing to reflect events or changes in circumstances or changes in expectations or the occurrence of anticipated events.

You are advised to consult any additional disclosures we make in our reports on Form 10-K, Form 10-Q, Form 8-K, or their successors.  Other factors besides those discussed in this Current Report could also adversely affect us.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As of January 20, 2015, the number of authorized but unissued shares of the Brazil Minerals, Inc. (the “Company”) has been changed to 600 million. A Certificate of Amendment to the Articles of Incorporation of the Company was filed with the Secretary of State of the State of Nevada and certified by such.

Item 8.01. Other Events.

Brazil’s Mining Department has approved the addition of sand as a mineral entity to the mining concession held by the Company’s subsidiary, Mineração Duas Barras Ltda. (“MDB”). The approval was published on January 19, 2015 in the Federal Official Gazette of Brazil (“Diário Oficial da União”).

The Company estimates that MDB possesses over 200,000 tons of high quality industrial-use sand in one location and additional areas within its concession with lesser amounts. Sand is beneficial to MDB in two ways: its cash flows are independent from diamond and gold operations and it is easily obtained with very low extraction costs. MDB’s high quality sand is sought after for use in civil construction and preparation of multiple materials.

Mining concessions are the highest level of mineral rights in Brazil. They permit the owner to mine and commercialize specified minerals in perpetuity, as long as continuous observance of the mining code is followed. With the publication, MDB’s mining concession now includes sand as well as diamonds and gold. This news validated the Company’s operational prowess in capably performing the many demanding steps to be taken with local mining authorities to obtain approval. The Company’s initial application for inclusion of sand as a mineral entity to the mining concession was submitted in December 2013.

The Company is considering various ways to exploit this additional mineral right.

Item 9.01    Financial Statements and Exhibits

 (d)     Exhibits

Exhibit Number	Description

3.1	Certificate of Amendment to the Articles of Incorporation of the Company filed with the Secretary of State of the State of Nevada on January 13, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BRAZIL MINERALS, INC.

Dated: January 20, 2015	By:	/s/ Marc Fogassa
Name: Marc Fogassa Title: Chief Executive Officer